Exhibit 99.1

PriceSmart Announces the Sale of its Interest in PSMT Mexico, S.A. de C.V.

San Diego, California (November 1, 2007) – PriceSmart, Inc. (NASDAQ: PSMT) today announced that on October 31, 2007 PriceSmart sold its 50% interest in PSMT Mexico, S.A. de C.V. (“PSMT Mexico”) to Grupo Gigante, S.A.B. de C.V. (“Grupo Gigante”), for $2,000,000 in cash. PSMT Mexico, a joint venture between PriceSmart and Grupo Gigante formed in January 2002 to operate PriceSmart warehouse clubs in Mexico, ceased all club operations in February 2005.

The Company will record a non-cash write-off of $2.6 Million related to the remaining amounts of this investment on the balance sheet in its Q4, fiscal year 2007 results which will include a $892,000 impairment of the Company’s investment and $1.7 Million in accumulated unrealized losses associated with currency changes. While the Company believed that the value of the investment as previously indicated on the balance sheet would over time be realized, a substantial portion of the realizable assets of PSMT Mexico related to applications for refunds from the Mexican tax authorities for pre-paid taxes. In light of uncertainty regarding the timing and amount of these refunds, the Company concluded that it was in the Company’s best interest to complete the divestment of its Mexico holdings pursuant to this transaction and reduce its involvement in activities not related to the future growth of the membership warehouse business in its targeted markets.

Based on the most recent information available to it, the Company believes Grupo Gigante owns approximately 5.8% of the Company’s outstanding shares of common stock.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had substantial net losses in fiscal 2003, 2004 and 2005, and may not be able to sustain the profitability it achieved in fiscal 2006 in future periods; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the

Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 13, 2006, as amended by Amendment No.1 on Form 10K/A filed on December 19, 2006. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.